                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

                            MRV COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

                               -------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                            MRV COMMUNICATIONS, INC.
                              8917 FULLBRIGHT AVE.
                          CHATSWORTH, CALIFORNIA 91311

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company") to be held on Friday, December 12, 1997, at 10:00 a.m. at the Chatsworth Hotel, 9777 Topanga Canyon Blvd, Chatsworth, California 91311.

At the Annual Meeting, you will be asked to elect five directors of the Company; to approve the adoption of the Company's 1997 Incentive and Nonstatutory Stock Option Plan (the "Stock Option Plan") covering options to purchase up to 500,000 shares of Common Stock; and to ratify the selection of the Company's independent accountants.

Details of the matters to be considered at the Annual Meeting are contained in the accompanying Proxy Statement, which we urge you to consider carefully.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                       Sincerely,




                                       Noam Lotan
                                       President and Chief Executive Officer

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL STOCKHOLDERS' MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                   MRV COMMUNICATIONS, INC.
                                     8917 FULLBRIGHT AVE.
                                 CHATSWORTH, CALIFORNIA 91311

                           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company"), a Delaware Company, will be held on Friday, December 12, 1997 at 10:00 a.m. at the Chatsworth Hotel, 9777 Topanga Canyon Blvd, Chatsworth, California and thereafter as it may be adjourned from time to time:

         At the Meeting the Stockholders will be asked:

              1. To elect five members of the Board of Directors to serve for the ensuing year;

              2. To approve the adoption of the Company's 1997 Incentive and Nonstatutory Stock Option Plan (the "Stock Option Plan") covering options to purchase up to 500,000 shares of Common Stock of the Company. A copy of the Stock Option Plan is attached as Exhibit A to the Proxy Statement accompanying this Notice

              3. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1997;

              4. To consider and act upon any matters incidental to the foregoing and any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 22, 1997 as the record date for the determination of Stockholders entitled to notice of and vote at the meeting and any adjournment or adjournments thereof.

WE HOPE THAT ALL STOCKHOLDERS WILL BE ABLE TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE THAT A QUORUM IS PRESENT AT THE MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A POSTAGE PAID ENVELOPE, ADDRESSED TO AMERICAN STOCK TRANSFER & TRUST CO., THE COMPANY'S TRANSFER AGENT AND REGISTRAR, HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE MEETING, YOUR PROXY WILL, AT YOUR REQUEST, BE RETURNED TO YOU AND YOU MAY VOTE YOUR SHARES IN PERSON.

                                                    By Order of the Board of
                                                    Directors




                                                    Shlomo Margalit
                                                    Secretary
Chatsworth, California
November 17, 1997

                            MRV COMMUNICATIONS, INC.
                              8917 FULLBRIGHT AVE.
                          CHATSWORTH, CALIFORNIA 91311

                                 PROXY STATEMENT

                                November 17, 1997

        The enclosed Proxy is solicited by the Board of Directors of MRV Communications, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Chatsworth Hotel, 9777 Topanga Canyon Blvd, Chatsworth, California 91311, at 10:00 a.m. on Friday, December 12, 1997, and at any adjournment or adjournments thereof.

        Stockholders of record at the close of business on October 22, 1997 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. On that date, 26,563,802 shares of Common Stock, $.0067 par value (the "Common Stock"), of the Company were issued and outstanding. There are no other voting securities of the Company outstanding. Each share entitles the holder to one vote with respect to all matters submitted to Stockholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business.

        The Directors and Officers of the Company as a group owned approximately 19% of the outstanding shares of Common Stock of the Company at the Record Date. Each of the Directors and Officers has indicated his intent to vote all shares of Common Stock owned by him in favor of each item set forth herein.

        Execution of a Proxy will not in any way affect a Stockholders' right to attend the meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election of those persons named in this Proxy Statement as Directors and in favor of all other items set forth herein.

        The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without compensation, personally or by telephone, telegram, letter or facsimile.

        The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorney in the Proxies.

        An annual report covering the Company's fiscal year ended December 31, 1996 and containing audited consolidated financial statements is being mailed herewith to all stockholders entitled to vote. This annual report does not form any part of the proxy solicitation material. This Proxy Statement and the accompanying Proxy were first mailed to Stockholders on or about November 17, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of the Record Date, the number of shares of the Company's Common Stock and the percentage of outstanding shares owned by (i) each Director and Director nominees owning Common Stock, (ii) all Directors, Director nominees and officers as a group, (iii) each person known by the Company to own beneficially 5% or more of the Common Stock, (iv) the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers receiving more than $100,000 in total compensation for the year ended December 31, 1996, and (v) all Directors and Executive Officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment powers with respect to the shares indicated.

 Name and Address(1)
    of Beneficial
     Owner(2) or
  Identity of Group            Position with the Company            Number      Percent
 ---------------------    -------------------------------------   ----------   ---------
 Shlomo Margalit          Chairman of the Board of Directors,     1,833,930       7.1%
                          Chief Technical Officer, Secretary
                          and Director nominee
 Zeev Rav-Noy             Chief Operating Officer, Director and   1,744,811       6.7%
                          Director nominee
 Noam Lotan(3)            President, Chief Executive Officer,       868,437       3.4%
                          Director and Director nominee
 Khalid (Ken) Ahmad(4)    Vice President of Marketing and Sales     263,464       1.0%
 Igal Shidlovsky          Director and Director nominee                   0          *
 Eddie Kawamura           Director nominee                                0          *
 Leonard Mautner          Director(5)                                45,300          *
 Milton Rosenberg         Director(5)                                52,710          *
 All executive officers and directors as a group (8 persons)(6)    4,894,652      18.9%


----------
*  Less than 1%

(1) The address of each of the persons listed is c/o MRV Communications, Inc., 8917 Fullbright Avenue, Chatsworth, CA 91311.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 10,000 shares issuable pursuant to stock options exercisable within 60 days from the Record Date.

(4) Includes 100,000 shares issuable pursuant to stock options exercisable within 60 days from the Record Date.

(5) Retiring effective at the Annual Meeting.

(6) Includes 221,000 shares issuable pursuant to stock options exercisable within 60 days from the Record Date.

                              ELECTION OF DIRECTORS

        The Directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. In general, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the Directors then in office. Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for fixing the number of Directors for the ensuing year at five (5) and for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

        The following table sets forth the year each nominee was first elected a Director and the positions presently held by each nominee with the Company. For information about ownership of the Company's Common Stock by each nominee, see "Security Ownership of Certain Beneficial Owners and Management."


                      Year
                      Became
        Name          Director                      Position
--------------------- -------- -------------------------------------------------
Noam Lotan (1)         1990    President, Chief Executive Officer, and Director
Shlomo Margalit (1)    1988    Chairman of the Board of Directors, Chief
                               Technical Officer and Secretary
Zeev Rav-Noy (1)       1988    Chief Operating Officer, Treasurer and Director
Igal Shidlovsky(2)(3)  1997    Director
Eddie Kawamura(2)(3)    --     Director nominee

-------------
(1)  Member of the Executive Committee
(2)  Member of the Compensation Committee
(3)  Member of the Audit Committee

        Each director is elected until the next annual meeting of stockholders and serves until his successor is duly elected by the stockholders. Officers are elected by and serve at the discretion of the Board of Directors.

        Noam Lotan, 45, has been the President, Chief Executive Officer, and a Director of the Company since May 1990. From March 1987 to January 1990, Mr. Lotan was Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc. ("Fibronics"), a manufacturer of fiber optic communication networks. From January 1985 to March 1987, Mr. Lotan was a Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion, the Israel Institute of Technology, and a Masters degree in Business Administration from INSEAD (the European Institute of Business Administration, Fontainebleu, France).

        Dr. Shlomo Margalit, 56, a co-founder of the Company, has been Chairman of the Board of Directors and Chief Technical Officer since the Company's inception in July 1988. From May 1985 to July 1988, Dr. Margalit was a founder and Vice President of Research and Development for LaserCom, Inc. ("LaserCom"), a manufacturer of semiconductor lasers. From 1982 to 1985, Dr. Margalit was a Senior Research Associate at the California Institute of Technology ("Caltech"), and from 1976 to 1982, a Visiting Associate at Caltech. From 1972 to 1978, Dr. Margalit was a faculty member and Associate Professor at the Technion. During his tenure at the Technion, Dr. Margalit was awarded the "Israel Defense" prize for his work in developing infrared detectors for heat guided missiles and the David Ben Aharon Award for Novel Applied Research. Dr. Margalit holds a Bachelor of Science degree, a Masters degree, and a Doctor of Science degree (Ph.D.) in Electrical Engineering from the Technion.

        Dr. Zeev Rav-Noy, 50, a co-founder of the Company, has been its Chief Operating Officer and a Director of the Company since its inception and was its President until May 1990. From May 1985 to July 1988, Dr. Rav-Noy was a founder and Vice President of Operations of LaserCom and, from 1982 to 1985, was a research fellow at Caltech. From 1979 to 1982, Dr. Rav-Noy served as a consultant to a number of companies, including Tadiran Electronic Industries, Inc., an Israeli telecommunication, military, and consumer electronics conglomerate, and the Yeda Research and Development Co. Ltd., a technology exploitation and application company affiliated with the

Weizman Institute in Israel. Dr. Rav-Noy holds a Bachelor of Science degree and a Masters degree in physics from Tel Aviv University, and a Ph.D. in applied Physics from the Weizman Institute in Israel.

        Dr. Igal Shidlovsky, 61, became a Director of the Company in May 1997. Dr. Shidlovsky is the Managing Director of Global Technologies, an investment and consulting organization, which he founded in 1994. He has extensive management and consulting experience with international companies and start up technology companies. Dr. Shidlovsky is a Director of the Omega Point Foundation. From 1982 to 1991, Dr. Shidlovsky was a Director of Sentex Sensing Technologies. Dr. Shidlovsky held several executive positions including Vice President Corporate Development at Siemens Pacesetter, a division of Siemens AG Medical Group, Director of Strategic Planning and Technology Utilization, and Director of the Microelectronics Department at Siemens Corporate Research. From 1969 to 1982 he was with RCA Laboratories, a leading electronic R&D organization. Dr. Shidlovsky holds a Bachelor of Science degree in Chemistry from the Technion and Master and Ph.D. degrees from the Hebrew University in Israel.

        Eddie Kawamura, 60, will begin service as a Director of the Company if he is elected at the Annual Meeting of Shareholders. In July 1997, Mr. Kawamura became and continues to serve as the Vice Chairman of Inno Micro Corporation located in Kanagawa Japan and also serves as a director of Innotech Corp., the parent of Inno Micro, which is listed on the Tokyo Stock Exchange and has annual sales of approximately $500 million. He joined Inno Micro when it was known as
C. Itoh Group and served as its Director and General Manager for Component Operations, growing annual sales to $250 million in 1996. Before joining Inno Micro, Mr. Kawamura served as the Managing Director of the Component Division of Tokyo Electron, which represented the products in the Japanese market of such companies as Intel Corporation and Western Digital Mitel. Mr. Kawamura received a Bachelor of Arts degree from Otaru University of Commerce in 1960.

        The members of the Board of Directors who are not employees of the Company receive cash compensation of $800 per month and $500 for each Board of Directors' meeting attended.

        None of the persons nominated to serve as Directors of the Company are related by blood, marriage or adoption to any of the Company's Directors or executive officers. The Board of Directors met 18 times during 1996. All of the Directors attended at least 75 percent of the meetings of the Board of Directors and the committees on which they served during 1996.

        Since the last annual meeting of stockholders, the Audit Committee was composed of Mr. Leonard Mautner and Mr. Milton Rosenberg, each of whom is retiring as a Director effective as of the Annual Meeting. The Audit Committee held two meetings during 1996. The Audit Committee's functions include making recommendations to the Board of Directors relative to the appointment of independent public accountants, and conferring with the Company's independent public accountants regarding the scope and the results of the audit of the Company's books and accounts and reporting the same to the Board of Directors. If elected as Directors at the Annual Meeting, it is expected that Shidlovsky and Kawamura will be appointed to the Audit Committee to serve until the next annual meeting of stockholders.

        Since the last annual meeting of stockholders, the Compensation Committee was also composed of Mr. Leonard Mautner and Mr. Milton Rosenberg. The Compensation Committee held two meetings during 1996. The Compensation Committee's functions include making recommendations to the Board of Directors relative to the compensation of officers and employees and the grant of stock options. If elected as Directors at the Annual Meeting, it is expected that Shidlovsky and Kawamura will be appointed to the Compensation Committee to serve until the next annual meeting of stockholders.

        The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

        The Executive Committee, consisting of Mr. Lotan and Drs. Margalit and Rav-Noy, did not hold meetings during fiscal 1996. The Executive Committee is empowered to take any action that the Board of Directorships authorized to act upon, with the exception of the issuance of stock, the sale of all or substantially all of the Company's assets and other significant corporate transactions.

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth a summary of all compensation paid by the Company to its Chief Executive Officer and for each of its other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") during the fiscal year ended December 31, 1996:



                                                        Annual Compensation             Long-Term
                                              -------------------------------------   Compensation
                                                                                        Securities
                                                                                       Underlying
     Name and Principal Positions               Year       Salary          Bonus        Options(#)
----------------------------------------      ------- --------------- --------------  --------------
Noam Lotan                                      1996     $100,000            0          $ 30,000
President and Chief Executive Officer
                                                1995      100,000            0                 0
                                                1994      100,000            0                 0

Shlomo Margalit                                 1996      110,000            0                 0
Chairman  of  the  Board  of  Directors
Chief Technical Officer and Secretary
                                                1995      110,000            0                 0
                                                1994      110,000            0                 0

Zeev Rav-Noy                                    1996      110,000       60,000                 0
Chief Operating Officer
                                                1995      110,000       60,000                 0
                                                1994      110,000       60,000                 0

Ken Ahmad                                       1996       90,000       57,170                 0
Vice President of Marketing and Sales
                                                1995       90,000       43,500           150,000
                                                1994       90,000       18,000                 0

        Drs. Margalit and Rav-Noy do not hold any options to purchase Common Stock of the Company and none were granted to either of them or to Mr. Ahmad during 1996. The following table provides certain information regarding stock option grants made to Mr. Lotan during 1996:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                Potential Realizable
                                                                   Value at Assumed
                                 Percent                           Annual Rates of
                    Number of      of                                 Stock Price
                   Securities     Total                              Appreciation
                   Underlying    Options  Exercise               for Option Term(1)
                     Options     Granted   Price   Expiration  -----------------------
       Name        Granted(#)(2) in 1996 ($/Sh)(3)    Date            5%         10%
----------------   -----------  -------- --------  ----------  -----------------------
Noam Lotan          30,000         4.5%    8.42     1/10/2001   $ 69,789      $154,215


----------
(1) The dollar amounts under these columns are the result of calculations assuming the price of Common Stock on the date of the grant of the option ($8.42) increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Options are exercisable in equal annual increments beginning on the anniversary of the grant date.

(3) The exercise price per share of the options granted represented the fair market value of the underlying shares on the date of grant.

        No options were exercised by Mr. Lotan, Dr. Margalit, Dr. Rav-Noy or Mr. Ahmad during 1996. The following table provides certain information concerning unexercised options at December 31, 1996:

                          FISCAL YEAR-END OPTION VALUES

                               Number of Shares Underlying     Value of Unexercised In The
                                  Unexercised Options at         Money Options At December
                                    December 31, 1996                   31, 1996
                               ------------------------------  ------------------------------
         Name                    Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------------ --------------- --------------  --------------  --------------
Noam Lotan                          10,000          20,000      $  133,300      $  266,600
Ken Ahmad                          100,000          50,000      $1,812,000      $  906,000

---------------------
(1) Based on the difference between $21.75 per share (the last sale price of the Common Stock on December 31, 1996 as reported on The Nasdaq National Market) and the respective per share exercise price.

EMPLOYMENT AGREEMENTS

        In March 1992, the Company entered into three-year employment agreements with Mr. Lotan, Dr. Margalit and Dr. Rav-Noy, which in November 1994 were extended to March 1998. Pursuant to the agreements, Mr. Lotan serves as President, Chief Executive Officer and a Director of the Company, Dr. Margalit serves as Chairman of the Board of Directors, Chief Technical Officer and Secretary, and Dr. Rav-Noy serves as a Chief Operating Officer, Treasurer and a Director. Mr. Lotan, Dr. Margalit and Dr. Rav-Noy receive base annual salaries of $100,000, $110,000 and $110,000, respectively, and each is entitled to receive a bonus determined and payable at the discretion of the Board of Directors upon the recommendation of the Compensation Committee of the Board. Recommendations with respect to bonus levels are based on achievement of specified goals, such as new product introductions, profitability levels, revenue goals, market expansion and other criteria as established by the Compensation Committee.

        Each officer also receives employee benefits, such as vacation, sick pay and insurance in accordance with the Company's policies that are applicable to all employees. The Company has obtained, and is the beneficiary of, key man life insurance policies in the amount of $1,000,000 on the lives of each of Drs. Margalit and Rav-Noy and Mr. Lotan. All benefits under these policies will be payable to the Company upon the death of an insured. In November 1994, each of Mr. Lotan and Drs. Margalit and Rav-Noy agreed to extend the terms of their respective employment agreement until March 1998.

STOCK OPTION PLAN

        On March 27, 1992, the Board of Directors and stockholders of the Company adopted the Company's current Stock Option Plan (the "Current Plan"), which provides for the grant to employees, officers, directors and consultants of options to purchase up to 900,000 shares of Common Stock, consisting of both "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company. The Board increased the Plan by 900,000 shares in February 1995, which was approved by stockholders in June 1995 and in May 1996 increased the Plan by 150,000 shares, which was approved by stockholders in July 1996.

        Under the Current Plan, the Board of Directors has the authority to determine the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be incentive stock options, the duration and rate of exercise of each option, the option price per share, the manner of exercise and the time, manner and form of payment upon exercise of an option. The exercise price per share of Common Stock subject to incentive stock options may not be less than the fair market value of the Common Stock on the date the option is granted. The exercise price per share of Common Stock subject to non-qualified options will be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any incentive stock options under the Current Plan unless the exercise price is at least 110% of grant. Non- qualified options are not subject to this limitation.

        No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination or until the expiration of such option, whichever occurs first, to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, options remain exercisable for one year thereafter or until the expiration of such option, whichever occurs first, to the extent they were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

        Stock options under the Current Plan must be granted within 10 years from the effective date of the Current Plan. Incentive stock options granted under the Current Plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to 10% or greater stockholders are limited to five-year terms. All options granted under the Current Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options without making any additional cash investment.

        Any unexercised options that expire or that terminate upon an employee's ceasing to be employed with the Company become available again for issuance. At the Record Date, options for 1,360,600 shares were outstanding under the Current Plan and none were reserved thereunder for options available for future grant. Accordingly, the Company is seeking approval of stockholders at the Annual Meeting to adopt a new Stock Option Plan: the 1997 Incentive and Nonstatutory Stock Option Plan, which, if approved, will reserve an additional 500,000 shares of Common Stock for issuance upon exercise of new stock options granted in the future under the . See "Proposal to Adopt 1997 Incentive and Nonstatutory Stock Option Plan."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% or greater shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        The Company believes, based solely on a review of the copies of such reports furnished to the Company, that each report required of the Company's executive officers, directors and 10% or greater shareholders was duly and timely filed during the year ended December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As disclosed above, Messrs. Leonard Mautner and Milton Rosenberg were the members of the Company's Compensation Committee since the last annual meeting of stockholders. Neither member of the Compensation Committee was during 1996, nor prior thereto, an officer of the Company or any of its subsidiaries. No executive officer of the Company serves or served on the compensation committee of another entity during 1996, which has or had an executive officer serve on the Compensation Committee of the Company, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serve on the Compensation Committee of the Company.

                        REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee (the "Committee") was formed by the Board of Directors in 1992 to set and administer the policies governing the Company's compensation programs, including stock option plans. The Committee receives and evaluates information regarding compensation practices for comparable businesses in similar industries, and considers this information in determining base salaries, bonuses and stock - based compensation. The Committee is authorized to engage or employ such outside professional consultants or other services as in its discretion may be required to fulfill its responsibilities. The Committee also discusses and considers executive compensation matters and makes decisions thereon.

        The Company's compensation policies are structured to link the compensation to the Chief Executive Officer, the Named Executive Officers and other executives of the Company with corporate performance. In March 1992, Mr. Lotan and Drs. Margalit and Rav-Noy entered into employment agreements, which, as extended, expire in March 1998. Through the establishment of compensation programs and employment agreements, the Company has attempted to align the financial interests of its executives with the results of the Company's performance, which is designed to put the Company in a competitive position regarding executive compensation and to ensure corporate performance, which will then enhance stockholder value.

        The Company's executive compensation philosophy is to set base salaries in accordance with those of comparable businesses, and then to provide performance -based variable compensation, such as bonuses, as determined by the Compensation Committee according to factors such as the Company's earnings as well as value received by stockholders. This philosophy allows total compensation to fluctuate from year to year. As a result, the Named Executive Officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the evaluation of the compensation factors described above by the Compensation Committee.

        In line with the Company's overall compensation program and the annual objectives set by the Committee, the Company's executive officers have a high percentage of their total compensation at risk., dependent upon the Company's financial performance and other factors as considered by the Committee. The base compensation for fiscal 1993, 1994, and 1995 for Mr. Lotan, Drs. Margalit and Rav-Noy and Mr. Ahmad was determined in 1992, based upon employment agreements entered into by and between the Company and such executives. See "Employment Agreements."

        To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162 (m) of the Internal revenue Code of 1986, as amended. In doing so, the Committee may utilize alternatives (such deferring compensation) for qualifying executive compensation for deductibility and may rely on grand fathering provisions with respect to existing contractual commitments.

        The Committee believes that its overall executive compensation program has been successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which should create stockholder value.

                                                          COMPENSATION COMMITTEE




                                                          Leonard Mautner
                                                          Milton Rosenberg

STOCKHOLDER RETURN PERFORMANCE PRESENTATION*

        The following chart shows the value of an investment of $100 on December 8, 1992 (the date of the Company's initial public offering) in cash of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market Index-US, (iii) an index based on companies in a group of companies in the Company's industry (Hambrecht & Quist Technology Index). All values assume reinvestment of the fully amount of all dividends.


                                    [GRAPH]


                                                       Cumulative Total Return
                                     --------------------------------------------------------
                                     12/08/92   12/92   12/93   12/94   12/95   12/96   12/97
MRV COMMUNICATIONS INC.        MRVC     100      110      88     231    483     1243    1671

HAMBRECHT & QUIST TECHNOLOGY   IHQT     100      102     119     143    214      266     331

NASDAQ STOCK MARKET (U.S.)     INAS     100      101     116     114    161      198     259

*$100 INVESTED ON 12/08/92 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.



       PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 1997 INCENTIVE AND
            NONSTATUTORY STOCK OPTION PLAN WHICH WILL RESERVE 500,000
                 SHARES THAT CAN BE OPTIONED AND SOLD THEREUNDER

        On March 27, 1992, the Board of Directors and stockholders of the Company adopted the Company's Current Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase up to 900,000 shares of Common Stock, consisting of both "incentive stock options" within the meaning of Section 422 of the Code, and non-qualified options. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company. The Board increased the Plan by 900,000 shares in February 1995, which was approved by stockholders in June 1995 and in May 1996 increased the Plan by 150,000 shares, which was approved by stockholders in July 1996.

        The Board of Directors believes that the selective use of stock options is an effective means of attracting, motivating and retaining employees and that the availability of the number of shares covered by the Stock Option Plan, as proposed for adoption, is essential to the success of the Company. The Board of Directors recommends that the stockholders approve the adoption of the proposed 1997 Incentive and Nonstatutory Stock Option (the "New

Plan"). THE AFFIRMATIVE VOTES OF A MAJORITY OF ALL SHARES OF THE COMPANY PRESENT AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED TO APPROVE THE NEW PLAN.

        The summary of the provisions of the New Plan, which follows, is not intended to be complete. A copy of the New Plan, as approved by the Board, is annexed to this Proxy Statement as Exhibit A.

SUMMARY OF THE PROVISIONS OF THE NEW PLAN

        The Company's New Plan provides for the granting of (i) incentive stock options to key employees and (ii) nonstatutory stock options to key employees and non-employee directors of the Company and any person who performs consulting or advisory services for the Company and who is, by the Board of Directors or the Stock Option Committee, determined to be eligible to participate. For information concerning the federal income tax distinctions of incentive and nonstatutory stock options, see "Federal Income Tax Consequences of Incentive Stock Options and Nonstatutory Stock Options," below.

        The maximum number of shares of the Company's Common Stock that may be issued pursuant to the exercise of options granted under the New Plan is 500,000 shares (subject to adjustment in the event of stock dividends, splits, reverse splits, recapitalizations, mergers or other similar changes in the Company's capital structure). No more than 500,000 shares may be optioned and sold to directors or non-director officer under the Stock Option Plan as amended. All options must be granted, if at all, not later than November 10, 2007. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock to which incentive stock options granted under the Stock Option Plan are exercisable for the first time by any employee of the Company during any calendar year may not exceed $100,000. This limitation does not apply with respect to nonstatutory stock options.

        The New Plan is to be administered by the full Board of Directors, which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the New Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee. Incentive stock options and nonstatutory stock options may be and typically are granted for exercise for up to ten years from the date granted and typically vest in equal installments over three years from the date of grant.

        Options granted under the New Plan will evidenced by written agreements specifying the number of shares covered thereby and the option price, the exercise period and all other terms, restrictions and conditions of the option. The exercise price of all stock options granted under the New Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any optionee who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any stock option must be not less than 110% of the fair market value on the date of grant.

        Options must be exercised only by written notice from the optionee (or his estate or other legal representative) to the Company accompanied by payment of the option price in full. The option price may be paid in cash, cash equivalents (certified or cashier's check), or with shares of Common Stock of the Company.

        As of the Record Date, options to purchase an aggregate of 1,360,600 shares of Common Stock, at a weighted average exercise price of $8.45 per share, were outstanding under the Current Plan. Of these, options to purchase an aggregate of 582,300 shares of Common Stock were granted in 1996. As of the Record Date, all employees (including three directors who are employees) and three non-employee directors were eligible to participate in the Current Plan and 70 employees were so participating. All options granted under of the Current Plan since its inception have been granted at exercise prices equal to the fair market value at the date of grant. The fair market value was determined by the Board of Directors internally before the Company's initial public offering in December 8, 1992 and since then at by reference to the closing price of the Company's Common Stock on The Nasdaq National Market. As of the Record Date, options for a total of 589,400 shares of Common Stock had been exercised and none were available for future grant.

        The following table sets forth information from the inception of the Current Plan through the Record Date concerning the net number of options under the Current Plan that has been received by (i) each of the Company's current executive officers, (ii) each nominee for election as director, (iii) all current executive officers as a group,

(iv) all current directors who are not executive officers as a group, (v) the persons receiving 5 percent or more of the options granted, and (v) all employees who are not executive officers:

                                                                                   No. of
                                                                                   shares
 Name of Person                                                                    covered
    or Group                      Position with the Company                       by Options
------------------  ------------------------------------------------------------- -----------
Noam Lotan          President and Chief Executive Officer, Director and                30,000
                    Director Nominee
Shlomo Margalit     Chairman of the Board, Chief Technical Officer and Director          --
                    Nominee
Zeev Rav-Noy        Chief Operating Officer, Director and Director Nominee               --
Leonard Mautner     Director                                                           24,000
Milton Rosenberg    Director                                                           24,000
Igal Shidlovsky     Director and Director Nominee                                      15,000
Eddie Kawamura      Director Nominee                                                     --
Edmund Glazer       Vice President of Finance and Administration and Chief             69,000
                    Financial Officer
Ken Ahmad           Vice President of Marketing and Sales                             150,000
Ofer Iny            Vice President of Engineering                                     260,000
All current executive officers as a group                                             509,000
All current directors who are not executive officers as a group                        48,000
All employees who are not executive officers as a group                             1,393,000

FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS

        THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS PROXY STATEMENT. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS MAY CHANGE AND BECAUSE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES.

        Options so designated under the Option Plan are intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). All options that are not designated as ISOs are intended to be "nonstatutory stock options" (NSOs").

        Incentive Stock Options. The optionee will recognize no income upon the grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

        If the optionee disposes of ISO shares prior to the expiration or either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee. Special rules apply to officers and directors of the Company. See "Special Considerations for Officers and Directors," below.

        Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NSO. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount will be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding out of the optionee's salary). Upon sale of the shares by the optionee, any appreciation or depreciation in the value of the shares will be treated as capital gain or loss (either long or short term -- depending upon the time the optionee holds the shares after exercising the NSO. Special rules apply to officers and directors of the Company. See "Special Considerations for Officers and Directors," below.

        Special Considerations for Officers and Directors. If the optionee is an officer or director of the Company who is potentially subject to short-swing profits liability under Section 16(b) of the Securities Exchange Act of 1934, ISO Shares purchased by the Optionee within six months from the date of the grant of an option for such ISO Shares will be treated as subject to a substantial risk of forfeiture for the six-month period immediately following the date of grant. Thus, in the case of a disqualifying disposition the optionee will recognize ordinary income equal to the difference between the fair market value of the ISO Shares on the date six months after the date of grant (or, if less, the amount realized on the sale of the ISO shares) and the option exercise price unless the optionee makes an 83(b) election. Any remaining amount of gain on the disqualifying disposition will be long or short term capital gain depending on the amount of time the ISO Shares have been held. If the optionee makes an 83(b) election the ordinary income would be equal to the difference between the fair market value on the date of exercise (or, if less, the amount realized on the sale of the ISO Shares) and the option exercise price (assuming an 83(b) election is effective for regular tax purposes for an ISO). Moreover, for alternative minimum tax calculation purposes, unless the optionee makes an 83(b) election, the adjustment to income will be based on the difference between the fair market value of the shares on the date six months after the date of grant.

        In the event of the exercise of an NSO within six months after the date of the NSO, the optionee will include in income as compensation an amount equal to the difference between the option exercise price and the fair market value of the shares on the date six months after the date of grant unless the optionee makes an 83(b) election. If the optionee makes an 83(b) election, the optionee will include in income as compensation an amount equal to the difference between the option exercise price and the fair market value on the date of exercise.

        Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of an NSO by a domestic employee or director to the extent that the optionee recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ADOPTION THE COMPANY'S NEW PLAN.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The persons named in the enclosed Proxy will vote to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1996 unless otherwise directed by the Stockholders. A representative of Arthur Andersen LLP is expected to be present at the meeting of Stockholders, and will have the opportunity to make a statement and answer questions from Stockholders if he so desires.

                             STOCKHOLDERS PROPOSALS

        In order to be included in the Proxy material for the 1998 Annual Meeting, Stockholders' proposed resolutions must be received by the Company reasonable time before the mailing of the Proxy Statement for the 1998 Annual Meeting. It is suggested that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

                                  MISCELLANEOUS

        The Management does not know of any other matters, which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                           By Order of the Board of Directors



                                           Shlomo Margalit
                                           Secretary

November 17, 1997

MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGHT THEY HAVE SENT IN THEIR PROXIES.

                            MRV COMMUNICATIONS, INC.

                                      1997

                          INCENTIVE STOCK OPTION PLAN

                                      AND

                         NONSTATUTORY STOCK OPTION PLAN

     1.   NAME, EFFECTIVE DATE AND PURPOSE.

          (a) This Plan document is intended to implement and govern two separate stock option plans of MRV COMMUNICATIONS, INC., a Delaware corporation (the "Company"); the Incentive Stock Option Plan ("Plan A") and the Nonstatutory Stock Option Plan ("Plan B"). Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A(b) of the Internal Revenue Code, as amended. Plan B provides for the granting of options that are not intended to so qualify. Unless specified otherwise, all the provisions of this Plan relate equally to both Plan A and Plan B and are condensed for convenience into one Plan document.

          (b) Plan A and Plan B are each established effective as of November 11, 1997. The purpose of Plan A and Plan B (sometimes together referred to as the "Plan" or this "Plan") is to promote the growth and general prosperity of the Company and its Affiliated Companies. This Plan will permit the Company to grant options ("Options") to purchase shares of its common stock ("Common Stock"). The granting of Options will help the Company attract and retain the best available persons for positions of substantial responsibility and will provide certain key employees with an additional incentive to contribute to the success of the Company and its Affiliated Companies. For purposes of this Plan the term "Affiliated Companies" shall mean any component member of a controlled group of corporations, as defined under Internal Revenue Code Section 1563, in which the Company is also a component member.

     2.   ADMINISTRATION.

          (a) The plan shall be administered by the Board of Directors of the Company (the "Board").

          (b) The Board shall have sole authority, in its absolute discretion, to determine which of the eligible persons of the Company and its Affiliated Companies shall receive Options ("Optionees"), and, subject to the express provisions and restrictions of this Plan, shall have sole authority, in its absolute discretion, to determine the time when Options shall be granted, the terms and conditions of an Option other than those terms and conditions fixed under this Plan, the number of shares which may be issued upon exercise of an Option and shall have authority to do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees.

          (c)  Definitions:

               (i) Restricted Stockholder: An individual who, at the time an Option is granted under either Plan A or Plan B, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its Parent Corporation or Subsidiary Corporation, with stock ownership to be determined in light of the attribution rules set forth in Section 425(d) of the Internal Revenue Code.

               (ii) Parent Corporation: A corporation as defined in Section 425(e) of the Internal Revenue Code.

               (iii) Subsidiary Corporation: A corporation as defined in Section 425(f) of the Internal Revenue Code.

               (iv) Officer: The chief executive officer, president, chief financial officer, chief accounting officer, any vice president in charge of a principal business function (such as sales, administration, or finance) and any other person who performs similar policy-making functions for the Company.


                                  Exhibit A-1

     3.   ELIGIBILITY.

          (a) Plan A: The Board (or the Committee, if so authorized by the Board) may, in its discretion, grant one or more Options under Plan A to any key management employee of the Company of its Affiliated Companies, including any employee who is a director of the Company or of any of its Affiliated Companies presently existing or hereinafter organized or acquired. Such Options may be granted to one or more such employees without being granted to other eligible employees, as the Board may deem fit.

          (b) Plan B: The Board (or the Committee, if so authorized by the Board), may, in its discretion, grant one or more Options under Plan B to any key management employee, any employee or non-employee director of the Company or its Affiliated Companies, including any employee who is a Director of the Company or of any of its Affiliated Companies presently existing or hereinafter organized or acquired or any person who performs consulting or other services for the Company or its Affiliated Companies and who is designated by the Board as eligible to participate in Plan B. Such Options may be granted to one or more such persons without being granted to other eligible persons, as the Board may deem fit.

     4.   STOCK TO BE OPTIONED.

          (a) The maximum aggregate number of shares which may be optioned and sold under Plan A and Plan B is Five Hundred Thousand (500,000) shares of authorized Common Stock of the Company. The foregoing constitutes an absolute cumulative limitation on the total number of shares that may be optioned under both Plan A and B. Therefore, at any particular date the maximum aggregate number of shares which may be optioned under Plan A is equal to Five Hundred Thousand (500,000) minus the number of shares which have been previously optioned under both Plan A and Plan B and the maximum aggregate number of shares which may be optioned under Plan B is equal to Five Hundred Thousand (500,000) minus the number of shares which have been previously optioned under both Plan A and Plan B. All shares to be optioned and sold under either Plan A or Plan B may be either authorized but unissued shares or shares held in the treasury.

          (b) Shares of Common Stock that: (i) are repurchased by the Company after issuance hereunder pursuant to the exercise of an Option, or (ii) are not purchased by the Optionee prior to the expiration or termination of the applicable Option, shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such repurchase or expiration, be counted as covered by an outstanding Option for purposes of the above-described maximum number of shares which may be optioned hereunder.

     5.   OPTION PRICE.

          The Option Price for shares of Common Stock to be issued under either Plan A or Plan B shall be 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Board (or the Committee, if authorized by the Board), except that if on the date on which such Option is granted the Optionee is a Restricted Stockholder, than such Option Price for Options granted under Plan A shall be 110% of the fair market value of the shares of Common Stock subject to the Option on the date such Option is granted by the Board (or the Committee, if so authorized). The fair market value of shares of Common Stock for all purposes of this Plan is to be determined by the Board (or the Committee, if so authorized by the Board) in its sole discretion, exercised in good faith.

     6.   TERM  OF PLAN.

          Plan A and Plan B shall become effective on November 11, 1997; both Plan A and Plan B shall continue in effect until November 10, 2007 unless terminated earlier by action of the Board. No Option may be granted hereunder after November 10, 2007.

     7.   EXERCISE OF OPTION.

          Subject to the actions, conditions and/or limitations set forth in this Plan document and/or any applicable Stock Option Agreement entered into hereunder, Options granted under this Plan shall be exercisable in accordance with the following rules:

                                  Exhibit A-2

                (a) No Option granted under Plan A may be exercised in whole or in part until six (6) months after the date on which the Option is granted by the Board, or by the Committee if so authorized (hereinafter the "Option Grant Date").

                (b) Subject to the specific provisions of this Section 7, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Board shall provide in the terms of each individual Option; provided, however, each Option granted under the Plan shall become exercisable in installments of not less than 20% of the number of shares covered by such Option each year from the Option Grant Date; and provided, further, that by a resolution adopted after an Option is granted the Board may, on such terms and conditions as it may determine to be appropriate and subject to the specific provisions of this Section 7, accelerate the time at which such Option or installment thereof may be exercised. For purposes of this Plan, any accrued installment of an Option granted hereunder shall be referred to as an "Accrued Installment."

                (c)     Subject to the specific restrictions contained in this
Section 7, an Option may be exercised when Accrued Installments accrue, as provided in the terms under which such Option was granted, for a period of up to ten (10) years from the Option Grant Date with respect to Options granted under Plan A and for a period of up to ten (10) years from the Option Grant Date with respect to Options granted under Plan B. In no event shall any Option be exercised on or after the expiration of said maximum applicable period, regardless of the circumstances then existing (including but not limited to the death or termination of employment of the Optionee).

                (d) The Board (or the Committee if so authorized by the Board) shall fix the expiration date of the Option (the "Option Expiration Date") at the time the Option grant is authorized.

        8.      RULES APPLICABLE TO CERTAIN DISPOSITIONS.

                (a) Notwithstanding the foregoing provisions of Section 7, in the event the Company or the Stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the later of (x) date of executive of such agreement or (y) six (6) months after the Option Grant Date, and ending as of the earlier of:

                        (i)     the Option Expiration Date; or

                        (ii) the date on which the disposition of assets or capital stock contemplated by the agreement is consummated. The exercise of any Option that was made exercisable solely by reason of this Subsection 8(a) shall be conditioned upon the consummation of the disposition of assets or stock under the above referenced agreement. Upon the consummation of any such disposition of assets or stock, this Plan any unexercised Options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective.

                (b) Notwithstanding the foregoing, in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets:

                        (i) any unexercised non-vested installments that had become exercisable solely by reason of the provisions of Subsection 8(a) shall again become non-vested and unexercisable as of said termination of such agreement, and

                        (ii) the exercise of any option that had become exercisable solely by reason of this Subsection 8(a) shall be deemed ineffective and such installments shall again become non-vested and exercisable as of said termination of such agreement.

                (c) Notwithstanding the provisions set forth in Subsection 8(a) of the Board (or the Committee, if so authorized by the Board) may, at its election and subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "surviving corporation"), arrange for the Optionee to receive upon surrender of Optionee's Option a new option covering shares of the surviving corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the old Option. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to such new option immediately after consummation of such disposition of stock or assets over the aggregate option price of such shares of the surviving corporation shall not be no more than the excess of the aggregate fair market value of all share subject to the old Option immediately


                                  Exhibit A-3
before consummation of such disposition of stock or assets over the aggregate Option Price of such shares of the Company, and the new option shall not give the Optionee additional benefits which such Optionee did not have under the old Option or deprive the Optionee of benefits which the Optionee had under the old Option. If such substitution of options is effectuated, the Optionee's rights under the old Option shall thereupon terminate.

        9.      MERGER AND ACQUISITIONS.

                (a) If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan to option holders of such corporation or its subsidiaries, in substitution for options or rights to purchase stock of such corporation held by them at the time of succession. The Board (or the Committee, if so authorized by the Board) shall have sole and absolute discretion to determine the extent to which such substitute Options shall be granted (if at all), the person or persons within the eligible group to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to e received by each such person, the Option Price of such Option, and the terms and conditions of such substitute Options; provided, however, that the terms and conditions of the substitute Options shall comply with the provisions of Section 425 of the Code, such that the excess of the aggregate fair market value of the shares subject to such substitute Option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the substitute Option immediately before such substitution or assumption over the aggregate option price of such shares, and the substitute Option or the assumption of the old option does not give the holder thereof additional benefits which he or she did not have under such old option.

                (b) Notwithstanding anything to the contrary herein, no Option shall be granted, nor any action taken, permitted or omitted, which could cause the Plan, or any Options granted hereunder as to which Rule 16b-3 under the Securities Exchange Act of 1934 may apply, not to comply with such Rule.

        10.     TERMINATION OF EMPLOYMENT.

                (a) In the event that the Optionee's employment, directorship or consulting or other arrangement with the Company (or Affiliated Company) is terminated for any reason other than death or disability, any unexercised Accrued installments of the Option granted hereunder to such terminated Optionee shall expire and become unexercisable as of the earlier of:

                        (i)     the applicable Option Expiration Date; or

                        (ii) a date 30 days after such termination occurs, provided however, that the Board (or the Committee if empowered to so act) may, in the exercise of its discretion, extend said date up to and including a date three months following such termination, with respect to Options granted under Plan A, or up to and including a date two years following such termination with respect to Options under Plan B.

                (b) In the event that the Optionee's employment, directorship or consulting or other arrangement with the Company is terminated due to the death or disability of the Optionee, any unexercised Accrued Installments of the Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

                        (i)     the applicable Option Expiration Date; or

                        (ii) the first anniversary of the date of death of such Optionee (if applicable); or

                        (iii) the first anniversary of the date of the termination of employment, directorship or consulting or other arrangement by reason of disability (if applicable). Any such Accrued Installments of a deceased Optionee may be exercised prior to their expiration by (and only by) the person or persons whom the Optionee's Option right shall pass by will or by the laws of descent and distribution, if applicable, subject, however, to all of the terms and conditions of this Plan and the applicable Stock Option Agreement governing the exercise of Options granted hereunder.

                (c) For purposes of this Section 10, an Optionee shall be deemed employed by the Company (or affiliated Company) during any period of leave of absence from active employment as authorized by the Company (or Affiliated Company).


                                  Exhibit A-4

11.  EXERCISE OF OPTIONS.

     (a) An Option shall be deemed exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment in cash or cash equivalents (or with shares of Common Stock pursuant to Section 14) for the shares with respect to which the Option is exercised has been received by the Company.

     (b) An Option may be exercised in accordance with this Section 11 as to all or any portion of the shares covered by any Accrued Installment of the Option from time to time during the applicable Option period, but shall not be exercisable with respect to fractions of a share.

     (c) As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without charging transfer or issue tax to the Optionee, at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock as to which the Option has been exercised. The time of issuance and delivery of the Common Stock may be postponed by the Company for such period as may, be required for it with reasonable diligence to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such shares.

12.  AUTHORIZATION TO ISSUE OPTIONS AND STOCKHOLDER APPROVAL.

     Unless in the judgment of counsel to the Company such permit is not necessary with respect to particular grants, Options granted under the Plan shall be conditioned upon the Company obtaining any required permit from the California Department of Corporations and/or other appropriate governmental agencies, free of any conditions not acceptable to the Board, authorizing the Company to grant such Options, provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within sixty (60) days. The grant of Options under the Plan also is conditioned on approval of the Plan by the vote or consent of the holders of a majority of the outstanding shares of the Company's Common Stock and no Option granted hereunder shall be effective or exercisable unless and until the Plan has been so approved.

13.  LIMIT ON VALUE OF OPTIONED SHARES.

     The aggregate fair market value (determined as of the Option Grant Date) of the shares of Common Stock to which Options granted under Plan A are exercisable for the first time by any employee of the Company during any calendar year under all incentive stock option plans of the Company and its Affiliated Companies shall not exceed $100,000. The limitation imposed by this
Section 13 shall not apply with respect to Options granted under Plan B.

14.  PAYMENT OF EXERCISE PRICE WITH COMPANY STOCK.

     The Board (or the Committee, if so authorized) may provide that, upon exercise of the Option, the Optionee may elect to pay for all or some of the shares of Common Stock underlying the Option with shares of Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules and regulations, including Section 425(c)(3) of the Internal Revenue Code, and provided that the Optionee will make representations and warranties satisfactory to the Company regarding his or her title to the shares used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares on the date of the purchase as determined by the Board (or the Committee, if so authorized) in its sole discretion, exercised in good faith.

     The terms and conditions of Options granted under the Plan shall be evidenced by a Stock Option Agreement (hereinafter referred to as the 'Agreement') executed by the Company and the person to whom the Option is granted. Each agreement shall contain the following provisions:

     (a) A provision fixing the number of shares which may be issued upon exercise of the Option;



                                  Exhibit A-5

          (b)  A provision establishing the Option exercise price per share;

          (c) A provision establishing the times and the installments in which Options may be exercised, provided, however, such times and installments shall not be less than 20% of the number of shares covered by such Option each year from the Option Grant Date;

          (d)  A provision incorporating therein this Plan by reference;

          (e) A provision clarifying which Options are intended to be Incentive Stock Options under Plan A and which are intended to be nonstatutory stock options under Plan B;

          (f) A provision fixing the maximum duration of the Option as not more than ten (10) years from the Option Grant Date for Options granted under either Plan A or Plan B;

          (g) Such representations and warranties by the Optionee as may be required by Section 25 of this Plan or as may be required by the Board (or the Committee) in its discretion;

          (h) Any other restriction (in addition to those established under this Plan) as may be established by the Board (or the Committee) with respect to the exercise of the Option, the transfer of the Option, and/or the transfer of the shares purchased by exercise of the Option, provided that such restrictions are not in conflict with this Plan; and

          (i) Such other terms and conditions not inconsistent with this Plan as may be established by the Board (or the Committee).

     15.  TAXES, FEES AND EXPENSES.

          The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of shares pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

     16.  WITHHOLDING OF TAXES.

          The grant of Options hereunder and the issuance of Common Stock pursuant to the exercise of such Options is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of any such Option.

     17.  AMENDMENT OR TERMINATION OF THE PLAN.

          (a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable, provided, however, that no such amendment shall operate to (i) affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law, (ii) increase the maximum aggregate number of shares which may be optioned and sold under the Plan (unless Stockholders approve such increase), (iii) change the manner of determining the Option exercise price,
(iv) change the classes of persons eligible to receive Options under the Plan, or (v) extend the maximum duration of the Option or the Plan.

          (b) The Board may at any time terminate this Plan. Any such termination of the Plan shall not, without the written consent of the Optionee, alter the terms of Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

     18.  OPTIONS NOT TRANSFERABLE.

          Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, otherwise than by will or the laws of descent of distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

                                  Exhibit A-6

     19.  NO RESTRICTIONS ON TRANSFER OF STOCK.

          Common Stock issued pursuant to the exercise of an Option granted under this Plan (hereinafter "Optioned Stock"), or any interest in such Optioned Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to any representations or warranties requested under Section 25 of this Plan and also subject to compliance with any applicable federal, state or other local law, regulation or rule governing the sale or transfer of stock or securities.

     20.  RESERVATION OF SHARES OF COMMON STOCK.

          The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

     21.  RESTRICTIONS ON ISSUANCE OF SHARES.

          The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to grant Options or issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful grant of Options or the issuance and sale of any shares of its stock hereunder or the inability of the Company to confirm to its satisfaction that any grant of Options or issuance and sale of any shares of such stock will meet applicable legal requirements shall relieve the company of any liability in respect of the non-issuance or sale of such stocks to which such authorization or confirmation have not been obtained.

     22.  NOTICES.

          Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to a person to whom an Option is granted hereunder shall be addressed to him or her at the address given beneath his or her signature on his or her Stock Option Agreement, or at such other address as such person or his or her transferee (upon the transfer of Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Optioned Stock to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.

     23.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the number of kind of shares which may be issued upon exercise of Options granted under the Plan; provided, however that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Common Stock or other classes of the Company's securities.

     24.  REPRESENTATIONS AND WARRANTIES.

          As a condition to the grant of any Option hereunder or the exercise of any portion of an Option, the Company may require the person to be granted or exercising such Option to make any representation and/or warranty to the Company as may, in judgment of counsel to the Company, be required under any applicable law or regulation, including, but not limited to, a representation and warranty that the Option and/or shares issuable or issued upon exercise of such Option are being acquired only for investment, for such person's own account and without any present intention to sell or distribute such Option or shares, as the case may be, if, in the opinion of counsel for the Company, such representation is required under the Securities Act of 1933, the California Corporate Securities Law of 1968 or any other applicable law, regulation or rule of any governmental agency.

                                  Exhibit A-7

     25.   NO ENLARGEMENT OF EMPLOYEE RIGHTS.

           This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or its Affiliated Companies, or to interfere with the right of the Company or an Affiliated Company to discharge or retire any employee there at any time. No employee shall have any right to or interest in Options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

     26.   INFORMATION TO OPTION HOLDERS.

           During the period any options granted to employees of the Company remain outstanding, such employee-option holders shall be entitled to receive, on an annual or other periodic basis, financial and other information regarding the Company. The Board (or the Committee, if so authorized) shall exercise its discretion with regard to the nature and extent of the financial information so provided, giving due regard to the size and circumstances of the Company and, if the Company provides annual reports to its Stockholders, the Company's practice in connection with such annual reports. Notwithstanding the above, if the issuance of options under either Plan A or Plan B is limited to key employees whose duties in connection with the Company assure their access to equivalent information, this Section 27 shall not apply to such employees and plan.

     27.   LEGENDS ON STOCK CERTIFICATES.

           Each certificate representing Common Stock issued under this Plan shall bear whatever legends are required by federal or state law or by any governmental agency. In particular, unless an appropriate registration statement is filed pursuant to the federal Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

           "Neither the Option pursuant to which the shares represented by this certificate are issued nor said shares have been registered under the Securities Act of 1933, as amended (the "Act"). Transfer or sale of such securities or any interest therein is unlawful except after registration, or pursuant to an exemption from the registration requirements, as provided in the Act and the regulations thereunder."

           A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to each eligible person making reasonable inquiry concerning it. A copy of this Plan also shall be delivered to each Optionee at the time his or her Options are granted.

     28.   INVALID PROVISION.

           In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering an other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

     29.   APPLICABLE LAW.

           This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     30.   SUCCESSORS AND ASSIGNS.

           This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.


                                  Exhibit A-8

     IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this plan by the Board on November 11, 1997, the Company has caused this Plan to be duly executed by its duly authorized officer.

                                        MRV COMMUNICATIONS, INC.



                                        By
                                          -------------------------------------
                                          Noam Lotan
                                          President and Chief Executive Officer







                                  Exhibit A-9

                            MRV COMMUNICATIONS, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 12, 1997.

            THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS


The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors furnished therewith, hereby appoints Noam Lotan and Edmund Glazer, and each of them, attorneys of the undersigned (with full power of substituting him) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company") to be held at the Chatsworth Hotel, 9777 Topanga Canyon Blvd., Chatsworth, CA 91311 on Friday, December 12, 1997 at 10:00 a.m. and any adjournment or adjournments thereof, and there to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect to all shares of the Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act, and with all power the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows.

                  (continued and to be signed on reverse side)

                               [see reverse side]

___
    Please mark your
 X  votes as in the
___ example

                 FOR all nominees listed   WITHHOLD AUTHORITY
                 below (except as marked     to vote for all                                            FOR  AGAINST  ABSTAIN
                  to the contrary below)   nominees listed below                                        ___    ___      ___
1. ELECTION OF             ___                      ___               2. To approve the adoption of the
   DIRECTORS               ___                      ___                  Company's 1997 Stock Option    ___    ___      ___
                                                                         Plan (the "New Plan") and
   (INSTRUCTION: To withhold authority to vote for any individual        reserving 500,000 shares that
    nominee, strike a line through the nominee's name below.)            can be optioned and sold
                                                                         under the New Plan.
    Noam Lotan               Shlomo Margalit            Zeev Rav-Noy                                     ___   ___      ___
              Igal Shidlovsky              Eddie Kawamura             3. To ratify the appointment
                                                                          of Arthur Andersen LLP as      ___   ___      ___
                                                                          independent accountants for
                                                                          the year ending December 31,
                                                                          1997.
                                                                                                         ___   ___      ___
                                                                       4. In their discretion, the
                                                                          Proxies are each authorized    ___   ___      ___
                                                                          to vote upon such other
                                                                          business as may properly
                                                                          come before the meeting.

                                                                        This Proxy, when properly executed, will be voted in
                                                                        the manner directed herein by the undersigned shareholder.
                                                                        If no direction is made, this Proxy will be voted FOR
                                                                        Proposals 1, 2, 3 and 4.

                                                                        The undersigned hereby confer(s) upon said attorney Proxy
                                                                        discretionary authority to vote upon any other matters or
                                                                        proposals not known at the time of solicitation of this
                                                                        Proxy, which may properly come before the meeting.

                                                                        Attendance of the undersigned at said meeting or at any
                                                                        adjournment or adjournments thereof will not be deemed to
                                                                        revoke this Proxy unless the undersigned shall
                                                                        affirmatively indicate thereat that it is his intention
                                                                        to vote said shares in person. If a fiduciary capacity
                                                                        is attributed to the undersigned in imprint below, this
                                                                        Proxy is signed by the undersigned in that capacity.

Signature(s) _______________________________________________________________________ Date ______________

IMPORTANT: In signing this Proxy, please write names exactly as appearing on imprint. For stock held jointly, each joint owner should personally sign. For stock held by Company, please affix corporate seal.
